Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Ministry Partners Investment Company, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly registered securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit (1)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)(4)
Fees to Be Paid	Debt	2024 Class A Debt Certificates (2)	Rule 457(o)	$200,000,000	par	$200,000,000	0.0001476	$29,520

		Total Offering Amounts				200,000,000		29,520
		Total Fees Previously Paid						(24,969)
		Total Fee Offsets						(3,138)
		Net Fee Due						$1,413
(1)	The certificates will be sold at their face amount.
(2)	A total of $200,000,000 of the 2024 Class A Debt Certificates is being registered, consisting of a combination of the Fixed Series and/or Variable Series.
(3)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the proposed maximum aggregate offering price. Registrant paid $24,969 with the filing of its registration statement (File No. 333-275625) on Form S-1 on November 17, 2023.

(4)

Pursuant to Rule 457(p) under the Securities Act, the registration fee for this registration statement is being offset by $3,138, representing a portion of the unused portion of the registration fee, $12,852, previously paid by the registrant in connection with the registration statement on Form S-1 (File No. 333-250027) filed with the SEC on November 12, 2020, of which $9,714 was used pursuant to the prior registration statement.

Exhibit 107

Table 2: Fee offset claims and sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims (1)(2)	Ministry Partners Investment Company, LLC	S-1	333-250027	11/12/2020		$3,138	Debt	2021 Class A Notes	$21,260,575
Fee Offset Sources (1)(2)	Ministry Partners Investment Company, LLC	S-1	333-250027		11/12/2020					$3,138
(1)	The Registrant terminated its offering of its 2021 Class A Notes (File No. 333-250027) on December 31, 2023.
(2)	An aggregate of $12,852 of the amount of the registration fee was previously paid in connection with $ 21,260,575 of unsold securities registered under the Registrant’s registration statement on Form S-1 (File No. 333-250027) which was originally filed with the SEC on November 12, 2020, and declared effective by the SEC on January 8, 2021. The Registrant is applying $ 3,138 toward the registration fee for this registration statement in reliance on Rule 415(a)(6).